UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): October 5, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Brad Powers and Ward E. Leber as directors of the Company. Their appointments are effective October 5, 2016 and they will each stand for election to the Board at the Company’s 2017 Annual Meeting of Stockholders. Messrs. Powers and Leber have not yet been appointed to any committees of the Board.

The Company has agreed to enter into a consulting arrangement with Mr. Leber for marketing and business development services and with the Child Safety Network, LLC (“CSN”), the non-profit organization Mr. Leber founded and serves as chairman of the professional advisory board, for government relations and certain business services, pursuant to which Mr. Leber and CSN will receive success-based equity compensation and cash compensation. The Company expects to enter into a consulting arrangement with Mr. Powers for advisory and general business services, pursuant to which Mr. Powers would also receive success-based equity compensation and cash compensation.

Messrs. Powers and Leber will be entitled to compensation for service on the Board and its committees in accordance to the Company’s standard compensation policies and practices for non-employee directors, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders. A copy of the Company’s press release announcing the appointment of Messrs. Powers and Leber is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 6, 2016, entitled "COPsync Appoints Two New Members to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: October 12, 2016	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer